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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-3 (Registration No. 33-48996) of our report dated February 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries included in Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts".


                                          COOPERS & LYBRAND L.L.P.


New York, New York


March 1, 1995